NEWS RELEASE For More Information: Heather J. Wietzel • SVP, Investor Relations 800-282-6242 • 205-776-3028 • InvestorRelations@ProAssurance.com

ProAssurance Reports Results for Second Quarter 2025
BIRMINGHAM, AL – August 5, 2025 – ProAssurance Corporation (NYSE: PRA), an industry-leading specialty insurer with extensive expertise in medical professional liability, today reported net income of $21.9 million, or $0.42 per diluted share, and operating income(1) of $26.8 million, or $0.52 per diluted share, for the three months ended June 30, 2025. For the six months ended June 30, 2025, net income was $16.1 million, or $0.31 per diluted share, and operating income was $33.6 million, or $0.65 per diluted share.
Second Quarter Highlights(2)
•Second-quarter operating performance continues to demonstrate our continued progress toward premium rate levels appropriate for the challenging conditions in the medical professional liability and workers’ compensation markets. Net results were impacted by non-operating items totaling $4.8 million, which are discussed under “Reconciliation of Net Income (Loss) to Non-GAAP Operating Income (Loss)” on page 7.
•Stable net premiums written of $135.9 million for our Medical Professional Liability business, which makes up over 95% of the Specialty P&C segment, were offset by declines in the other business lines in the segment. Net premiums written for the Workers’ Compensation Insurance segment were up $1.4 million.
•Specialty P&C renewal premium increases of 10% this quarter are part of the cumulative premium change of more than 70% we have accomplished since 2018 in the medical professional liability market. Retention for the Specialty P&C segment was 81% for the second quarter of 2025, including 82% for our standard physicians Medical Professional Liability book of business. We continue to forgo renewal and new business opportunities when we believe they do not meet our expectation of rate adequacy in the current medical professional liability loss environment.
•Consolidated Non-GAAP combined ratio(1) improved 9.5 percentage points over the second quarter of 2024 as the Specialty P&C segment’s Non-GAAP combined ratio(1) improved 11.6 percentage points over the prior year, largely due to the effect of favorable prior year reserve development.
•Consolidated net investment income increased 6%, reflecting higher average book yields as well as an increase in average investment balances. Earnings from limited partnership investments (reported as equity in earnings of unconsolidated subsidiaries) reflected lower market valuations during the fourth quarter of 2024 and first quarter of 2025.
•Book value per share was $24.80 at June 30, 2025, up $1.31 from $23.49 at year-end 2024; Non-GAAP adjusted book value per share(1) was $27.07 compared with $26.86 at year end.
“Our history in medical professional liability has taught us that our focused efforts will be successful over the long-term in this cyclical market,” said Ned Rand, President and Chief Executive Officer of ProAssurance. “The quarter again illustrated benefits from our focus on ongoing actions to achieve sustained profitability, including price adequacy, disciplined underwriting and cost management, and we expect to see further progress in coming quarters.
“Joining forces with The Doctors Company through the transaction we announced in March will allow our organizations to continue to serve today’s healthcare providers with the necessary scale and breadth of capabilities. On June 24, ProAssurance stockholders overwhelmingly approved the transaction, and on July 2 the Federal Trade Commission granted the transaction early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction remains subject to regulatory approvals by the insurance regulators in the domicile states (and District of Columbia) of ProAssurance’s insurance subsidiaries as well as other customary closing conditions, and is expected to close in the first half of 2026,” Rand said.
(1) Represents a Non-GAAP financial measure that excludes certain items that are not indicative of the performance of our ongoing core operations. See a reconciliation of the Non-GAAP financial measure to its GAAP counterpart under the heading “Non-GAAP Financial Measures” that follows.
(2) Comparisons are to the second quarter of 2024 unless otherwise noted.
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CONSOLIDATED INCOME STATEMENT HIGHLIGHTS
Selected consolidated financial data for each period is summarized in the table below.
	Three Months Ended June 30			Six Months Ended June 30
($ in thousands, except per share data)	2025	2024	Change	2025	2024	Change
Revenues
Gross premiums written(1)	$216,928	$223,921	(3.1%)	$520,748	$535,262	(2.7%)
Net premiums written	$195,640	$202,911	(3.6%)	$471,691	$485,584	(2.9%)
Net premiums earned	$232,407	$239,867	(3.1%)	$468,682	$484,017	(3.2%)
Net investment income	38,933	36,558	6.5%	75,883	70,455	7.7%
Equity in earnings (loss) of unconsolidated subsidiaries	4,584	8,652	(47.0%)	8,599	11,616	(26.0%)
Net investment gains (losses)(2)	227	3,163	(92.8%)	(1,466)	2,895	(150.6%)
Other income (expense)(1)	602	2,115	(71.5%)	(2,867)	6,070	(147.2%)
Total revenues(1)	276,753	290,355	(4.7%)	548,831	575,053	(4.6%)
Expenses
Net losses and loss adjustment expenses	159,937	186,000	(14.0%)	349,898	380,694	(8.1%)
Underwriting, policy acquisition and operating expenses(1)	80,915	80,017	1.1%	164,103	158,023	3.8%
SPC U.S. federal income tax expense (benefit)	906	249	263.9%	1,255	666	88.4%
SPC dividend expense (income)	2,336	512	356.3%	2,088	1,119	86.6%
Interest expense	5,224	5,648	(7.5%)	10,384	11,305	(8.1%)
Total expenses(1)	249,318	272,426	(8.5%)	527,728	551,807	(4.4%)
Income (loss) before income taxes	27,435	17,929	53.0%	21,103	23,246	(9.2%)
Income tax expense (benefit)	5,514	2,421	127.8%	5,004	3,112	60.8%
Net income (loss)	$21,921	$15,508	41.4%	$16,099	$20,134	(20.0%)
Non-GAAP operating income (loss)(3)	$26,768	$10,939	144.7%	$33,577	$13,972	140.3%
Weighted average number of common shares outstanding
Basic	51,345	51,060		51,267	51,036
Diluted	51,677	51,225		51,562	51,187
Earnings (loss) per share
Net income (loss) per diluted share	$0.42	$0.30	$0.12	$0.31	$0.39	$(0.08)
Non-GAAP operating income (loss) per diluted share	$0.52	$0.21	$0.31	$0.65	$0.27	$0.38
(1) Consolidated totals include inter-segment eliminations. The eliminations affect individual line items only and have no effect on net income (loss). See Note 12 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2025 report on Form 10-Q for amounts by line item.
(2) This line item typically includes both realized and unrealized investment gains and losses and investment impairments losses. Detailed information regarding the components of net investment gains (losses) are included in Note 3 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2025 report on Form 10-Q.
(3) See a reconciliation of net income (loss) to non-GAAP operating income (loss) under the heading “Non-GAAP Financial Measures” that follows.
The abbreviation “nm” indicates that the information or the percentage change is not meaningful.
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BALANCE SHEET HIGHLIGHTS
($ in thousands, except per share data)	June 30, 2025	December 31, 2024
Total investments	$4,379,327	$4,367,427
Total assets	$5,485,603	$5,574,273
Total liabilities	$4,210,353	$4,372,524
Common shares (par value $0.01)	$640	$638
Retained earnings	$1,450,824	$1,434,725
Treasury shares	$(469,694)	$(469,694)
Shareholders’ equity	$1,275,250	$1,201,749
Book value per share	$24.80	$23.49
Non-GAAP adjusted book value per share(1)	$27.07	$26.86
(1) Adjusted book value per share is a Non-GAAP financial measure. See a reconciliation of book value per share to Non-GAAP adjusted book value per share under the heading “Non-GAAP Financial Measures” that follows.

CONSOLIDATED KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Current accident year net loss ratio	79.8%	80.3%	80.3%	80.1%
Effect of prior accident years’ reserve development	(11.0%)	(2.8%)	(5.6%)	(1.4%)
Net loss ratio	68.8%	77.5%	74.7%	78.7%
Underwriting expense ratio	34.8%	33.4%	35.0%	32.6%
Combined ratio	103.6%	110.9%	109.7%	111.3%
Non-GAAP combined ratio(2)	101.8%	111.3%	107.1%	111.9%
Operating ratio	86.8%	95.7%	93.5%	96.7%
Non-GAAP operating ratio(2)	84.9%	95.6%	90.8%	96.9%
Return on equity(1)	7.0%	5.5%	2.6%	3.6%
Non-GAAP operating return on equity(1)(2)	8.5%	3.9%	5.4%	2.5%
(1) Annualized. Refer to our June 30, 2025 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.
(2) Represents a Non-GAAP financial measure. See a reconciliation to their GAAP counterparts under the heading “Non-GAAP Adjusted Key Ratios” that follows.

SPECIALTY P&C SEGMENT RESULTS

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross premiums written	$157,610	$163,176	(3.4%)	$391,620	$401,894	(2.6%)
Net premiums written	$142,937	$149,020	(4.1%)	$356,593	$367,719	(3.0%)
Net premiums earned	$179,308	$184,546	(2.8%)	$362,564	$373,433	(2.9%)
Other income (expense)	2,141	1,427	50.0%	5,908	3,589	64.6%
Total revenues	181,449	185,973	(2.4%)	368,472	377,022	(2.3%)
Net losses and loss adjustment expenses	(123,746)	(145,234)	(14.8%)	(275,995)	(298,227)	(7.5%)
Underwriting, policy acquisition and operating expenses	(47,009)	(50,956)	(7.7%)	(95,645)	(102,292)	(6.5%)
Total expenses	(170,755)	(196,190)	(13.0%)	(371,640)	(400,519)	(7.2%)
Segment results	$10,694	$(10,217)	204.7%	$(3,168)	$(23,497)	86.5%

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SPECIALTY P&C SEGMENT NON-GAAP ADJUSTED KEY RATIOS(1)
	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Current accident year net loss ratio	82.2%	82.8%	82.7%	82.8%
Effect of prior accident years’ reserve development	(13.1%)	(3.8%)	(6.8%)	(2.3%)
Net loss ratio	69.1%	79.0%	75.9%	80.5%
Underwriting expense ratio	26.1%	27.8%	26.3%	27.4%
Combined ratio	95.2%	106.8%	102.2%	107.9%
(1) Represents Non-GAAP financial measures. See a reconciliation to their GAAP counterparts under the heading “Non-GAAP Adjusted Key Ratios” that follows.
WORKERS’ COMPENSATION INSURANCE SEGMENT RESULTS

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross premiums written	$59,318	$60,745	(2.3%)	$129,128	$133,360	(3.2%)
Net premiums written	$41,369	$39,993	3.4%	$92,975	$90,346	2.9%
Net premiums earned	$41,543	$41,770	(0.5%)	$83,066	$82,864	0.2%
Other income (expense)	434	469	(7.5%)	823	946	(13.0%)
Total revenues	41,977	42,239	(0.6%)	83,889	83,810	0.1%
Net losses and loss adjustment expenses	(31,148)	(32,149)	(3.1%)	(61,300)	(63,786)	(3.9%)
Underwriting, policy acquisition and operating expenses	(16,788)	(15,139)	10.9%	(32,390)	(29,628)	9.3%
Total expenses	(47,936)	(47,288)	1.4%	(93,690)	(93,414)	0.3%
Segment results	$(5,959)	$(5,049)	(18.0%)	$(9,801)	$(9,604)	(2.1%)

WORKERS’ COMPENSATION INSURANCE SEGMENT KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Current accident year net loss ratio	75.0%	77.0%	75.0%	77.0%
Effect of prior accident years’ reserve development	—%	—%	(1.2%)	—%
Net loss ratio	75.0%	77.0%	73.8%	77.0%
Underwriting expense ratio	40.4%	36.2%	39.0%	35.8%
Combined ratio	115.4%	113.2%	112.8%	112.8%
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SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT RESULTS
	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross premiums written	$13,028	$15,883	(18.0%)	$25,776	$31,817	(19.0%)
Net premiums written	$11,334	$13,898	(18.4%)	$22,123	$27,519	(19.6%)
Net premiums earned	$11,556	$13,551	(14.7%)	$23,052	$27,720	(16.8%)
Net investment income	902	985	(8.4%)	1,718	1,678	2.4%
Net investment gains (losses)	1,318	258	410.9%	983	1,728	(43.1%)
Other income (expense)	18	1	1,700.0%	17	—	nm
Net losses and loss adjustment expenses	(5,043)	(8,617)	(41.5%)	(12,603)	(18,681)	(32.5%)
Underwriting, policy acquisition and operating expenses	(3,948)	(5,250)	(24.8%)	(8,081)	(9,961)	(18.9%)
SPC U.S. federal income tax (expense) benefit (1)	(906)	(249)	263.9%	(1,255)	(666)	88.4%
SPC net results	3,897	679	473.9%	3,831	1,818	110.7%
SPC dividend (expense) income (2)	(2,336)	(512)	356.3%	(2,088)	(1,119)	86.6%
Segment results (3)	$1,561	$167	834.7%	$1,743	$699	149.4%
(1) Represents the provision for U.S. federal income taxes for SPCs at Inova Re, which have elected to be taxed as a U.S. corporation under Section 953(d) of the Internal Revenue Code. U.S. federal income taxes are included in the total SPC net results and are paid by the individual SPCs.

(2) Represents the net (profit) loss attributable to external cell participants.
(3) Represents our share of the net profit (loss) and OCI of the SPCs in which we participate.

SEGREGATED PORTFOLIO CELL REINSURANCE SEGMENT KEY RATIOS
	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
Current accident year net loss ratio	63.7%	66.1%	66.3%	65.6%
Effect of prior accident years’ reserve development	(20.1%)	(2.5%)	(11.6%)	1.8%
Net loss ratio	43.6%	63.6%	54.7%	67.4%
Underwriting expense ratio	34.2%	38.7%	35.1%	35.9%
Combined ratio	77.8%	102.3%	89.8%	103.3%

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CORPORATE SEGMENT

	Three Months Ended June 30			Six Months Ended June 30
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Net investment income	$38,031	$35,573	6.9%	$74,165	$68,777	7.8%
Equity in earnings (loss) of unconsolidated subsidiaries:
All other investments, primarily investment fund LPs/LLCs	4,524	8,261	(45.2%)	8,594	11,328	(24.1%)
Tax credit partnerships	60	391	(84.7%)	5	288	(98.3%)
Total equity in earnings (loss) of unconsolidated subsidiaries:	4,584	8,652	(47.0%)	8,599	11,616	(26.0%)
Net investment gains (losses)	(1,091)	(3,835)	71.6%	(2,449)	(5,573)	56.1%
Other income (expense)	(1,754)	511	(443.2%)	(9,037)	2,510	(460.0%)
Operating expenses(1)	(8,869)	(8,645)	2.6%	(16,971)	(16,797)	1.0%
Interest expense	(5,224)	(5,648)	(7.5%)	(10,384)	(11,305)	(8.1%)
Income tax (expense) benefit(1)	(5,844)	(2,488)	134.9%	(6,073)	(3,179)	91.0%
Segment results	$19,833	$24,120	(17.8%)	$37,850	$46,049	(17.8%)
Consolidated effective tax rate	20.1%	13.5%		23.7%	13.4%
(1) Our Corporate segment results for the three and six months ended June 30, 2025 exclude pre-tax transaction-related costs of $4.5 million and $11.6 million, respectively, and the associated income tax benefit of $0.3 million and $1.1 million, respectively, related to the proposed merger transaction with The Doctors Company. Our Corporate segment results for the three and six months ended June 30, 2024 exclude pre-tax transaction-related costs of $0.3 million and the associated income tax benefit of $0.1 million attributable to actuarial consulting fees paid during the second quarter of 2024 in relation to the final determination of contingent consideration associated with the NORCAL acquisition. These costs are excluded as we do not consider these items in assessing the financial performance of the segment. Additional information regarding the proposed merger transaction with The Doctors Company is provided in Note 1 of the Notes to the Condensed Consolidated Financial Statements in our June 30, 2025 report on Form 10-Q.
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NON-GAAP FINANCIAL MEASURES
Non-GAAP Operating Income (Loss)
Non-GAAP operating income (loss) is a financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the effects of the items listed in the following table that do not reflect normal results. We believe Non-GAAP operating income (loss) presents a useful view of the performance of our ongoing core insurance operations; however, it should be considered in conjunction with net income (loss) computed in accordance with GAAP. The following table is a reconciliation of net income (loss) to Non-GAAP operating income (loss):

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP OPERATING INCOME (LOSS)
	Three Months Ended June 30		Six Months Ended June 30
($ in thousands, except per share data)	2025	2024	2025	2024
Net income (loss)	$21,921	$15,508	$16,099	$20,134
Items excluded in the calculation of Non-GAAP operating income (loss):
Net investment (gains) losses (1)	(227)	(3,163)	1,466	(2,895)
Net investment gains (losses) attributable to SPCs in which no profit/loss is retained (2)	924	175	684	1,327
Transaction-related costs (3)	4,538	320	11,594	320
Foreign currency exchange rate (gains) losses (4)	1,754	(511)	9,037	(2,440)
Non-operating income (5)	(950)	—	(3,162)	—
Guaranty fund assessments (recoupments)	90	(59)	95	28
Non-core operations (6)	(559)	(586)	563	(1,731)
Pre-tax effect of exclusions	5,570	(3,824)	20,277	(5,391)
Tax effect, at 21% (7)	(723)	(745)	(2,799)	(771)
After-tax effect of exclusions	4,847	(4,569)	17,478	(6,162)
Non-GAAP operating income (loss)	$26,768	$10,939	$33,577	$13,972
Per diluted common share:
Net income (loss)	$0.42	$0.30	$0.31	$0.39
Effect of exclusions	0.10	(0.09)	0.34	(0.12)
Non-GAAP operating income (loss) per diluted common share	$0.52	$0.21	$0.65	$0.27
(1) Net investment gains (losses) recognized in earnings are primarily driven by changes in the value of investments that are marked to fair value each period, the nature and timing of which are unrelated to our normal operating results. In addition, net investment gains (losses) for the three and six months ended June 30, 2024 include the $6.5 million decrease to the contingent consideration liability.
(2) Net investment gains (losses) on investments related to SPCs are recognized in our Segregated Portfolio Cell Reinsurance segment. SPC results, including any net investment gain or loss, that are attributable to external cell participants are reflected in the SPC dividend expense (income). To be consistent with our exclusion of net investment gains (losses) recognized in earnings, we are excluding the portion of net investment gains (losses) that is included in the SPC dividend expense (income) which is attributable to the external cell participants.
(3) Transaction-related costs in 2025 are attributable to professional fees incurred in relation to the proposed merger transaction with The Doctors Company. Additional information regarding the proposed merger transaction with The Doctors Company is provided in Note 1 of the Notes to the Condensed Consolidated Financial Statements in our June 30, 2025 report on Form 10-Q. Transaction-related costs in 2024 are attributable to actuarial consulting fees paid during the second quarter of 2024 in relation to the final determination of contingent consideration associated with the NORCAL acquisition. We are excluding these costs as they do not reflect normal operating results and are unique and non-recurring in nature.
(4) Foreign currency exchange rate gains (losses) are reported in our Corporate segment and are primarily related to foreign currency denominated balances associated with international insurance exposures, primarily related to our strategic partnership with an international medical professional liability insured in our Specialty P&C segment. Due to the size of the loss reserves associated with these international exposures, even nominal movements in exchange rates can lead to volatility in our results of operations. We exclude foreign currency exchange rate movements as the nature and timing of these changes are not indicative of our normal core operating results. Additional information on foreign currency exchange rate gains (losses) is provided in the Executive Summary of Operations section under the heading "Revenues" in our June 30, 2025 report on Form 10-Q.
(5) Non-operating income in the 2025 three-month period reflects proceeds of $1.0 million associated with the sale of the renewal rights related to our legal professional liability book of business to an unrelated third party in the current quarter. Further, in the 2025 six-month period, non-operating income includes a gain of $2.2 million associated with the sale of our Franklin, TN property to an unrelated third party in the first quarter of 2025. Additional information regarding the legal professional liability transaction is provided in the Segment Results - Specialty Property and Casualty section under the heading "Gross Premium Written" in our June 30, 2025 report on Form 10-Q. We are excluding these items as they do not reflect normal operating results and are unique and non-recurring in nature.
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(6) Non-core operations include the net underwriting results from operations that are currently in run-off but do not qualify for Discontinued Operations accounting treatment under GAAP. These operations include our Lloyd's Syndicates operations from our previous participation in Syndicate 1729 and Syndicate 6131 as well as our legal professional liability book of business. Net investment gains (losses) recognized in earnings associated with these operations are included in the adjustment for consolidated net investment gains (losses) as described in footnote 1.
(7) The 21% rate is the annual expected statutory tax rate associated with the taxable or tax deductible items listed above. We utilized the estimated annual effective tax rate method for the three and six months ended June 30, 2025 and 2024. See further discussion on this method in the Critical Accounting Estimates section under the heading "Estimation of Taxes" and in Note 4 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2025 report on Form 10-Q. For both the 2025 and 2024 periods, our effective tax rate was applied to these items in calculating net income (loss), excluding net investment gains (losses) and related adjustments which were treated as discrete items and were tax effected at the annual expected statutory tax rate (21%) in the period they were included in our consolidated tax provision and net income (loss). The taxes associated with the net investment gains (losses) related to SPCs in our Segregated Portfolio Cell Reinsurance segment are paid by the individual SPCs and are not included in our consolidated tax provision or net income (loss); therefore, both the net investment gains (losses) from our Segregated Portfolio Cell Reinsurance segment and the adjustment to exclude the portion of net investment gains (losses) included in the SPC dividend expense (income) in the table above are not tax effected. There are no taxes associated with our Lloyd’s Syndicates operations in our consolidated tax provision due to the availability of net operating losses and the full valuation allowance recorded against the deferred tax assets. Accordingly, all adjustments related to our Lloyd's Syndicates operations in the table above are not tax effected. The portion of transaction-related costs that is tax deductible was tax effected at the statutory tax rate (21%) while the remaining non-deductible portion was not tax effected as there was no associated income tax benefit.

Non-GAAP Adjusted Key Ratios
Certain key performance ratios include the impact of certain before-tax effects of items that do not reflect normal operating results, as discussed in the previous table. We believe adjusting our key ratios for these items presents a useful view of the performance of our ongoing core insurance operations; however, it should be considered in conjunction with ratios computed in accordance with GAAP.
Our consolidated key ratios for the three and six months ended June 30, 2025 and 2024 include the impact of net underwriting results related to non-core operations, guaranty fund assessments and transaction-related costs (see previous discussion on these items in the previous table). Non-core operations include $0.1 million of underwriting income in the 2025 three-month period and an underwriting loss of $1.2 million in the 2025 six-month period associated with our Lloyd's Syndicates operations as compared to underwriting income of $0.3 million and $1.1 million for the same respective periods of 2024. Also included in non-core operations are the underwriting results associated with our legal professional liability book of business which were nominal in amount for all periods presented.
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The following table is a reconciliation of our consolidated key ratios to Non-GAAP adjusted key ratios for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30
CONSOLIDATED	2025				2024
	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	79.8%	0.2	pts	80.0%	80.3%	0.5	pts	80.8%
Effect of prior accident years’ reserve development	(11.0%)	(0.1	pts)	(11.1%)	(2.8%)	(0.3	pts)	(3.1%)
Net loss ratio	68.8%	0.1	pts	68.9%	77.5%	0.2	pts	77.7%
Underwriting expense ratio	34.8%	(1.9	pts)	32.9%	33.4%	0.2	pts	33.6%
Combined ratio	103.6%	(1.8	pts)	101.8%	110.9%	0.4	pts	111.3%
Less: investment income ratio	16.8%	0.1	pts	16.9%	15.2%	0.5	pts	15.7%
Operating ratio	86.8%	(1.9	pts)	84.9%	95.7%	(0.1	pts)	95.6%

	Six Months Ended June 30
	2025				2024
	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	80.3%	0.2	pts	80.5%	80.1%	0.7	pts	80.8%
Effect of prior accident years’ reserve development	(5.6%)	(0.4	pts)	(6.0%)	(1.4%)	(0.3	pts)	(1.7%)
Net loss ratio	74.7%	(0.2	pts)	74.5%	78.7%	0.4	pts	79.1%
Underwriting expense ratio	35.0%	(2.4	pts)	32.6%	32.6%	0.2	pts	32.8%
Combined ratio	109.7%	(2.6	pts)	107.1%	111.3%	0.6	pts	111.9%
Less: investment income ratio	16.2%	0.1	pts	16.3%	14.6%	0.4	pts	15.0%
Operating ratio	93.5%	(2.7	pts)	90.8%	96.7%	0.2	pts	96.9%
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Our Specialty P&C segment key ratios for the three and six months ended June 30, 2025 and 2024 include the impact of net underwriting results related to non-core operations, as previously discussed, and guaranty fund assessments.
The following table is a reconciliation of our Specialty P&C segment key ratios to Non-GAAP adjusted key ratios for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30
SPECIALTY P&C SEGMENT	2025				2024
	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	82.0%	0.2	pts	82.2%	82.0%	0.8	pts	82.8%
Effect of prior accident years’ reserve development	(13.0%)	(0.1	pts)	(13.1%)	(3.3%)	(0.5	pts)	(3.8%)
Net loss ratio	69.0%	0.1	pts	69.1%	78.7%	0.3	pts	79.0%
Underwriting expense ratio	26.2%	(0.1	pts)	26.1%	27.6%	0.2	pts	27.8%
Combined ratio	95.2%	—	pts	95.2%	106.3%	0.5	pts	106.8%

	Six Months Ended June 30
	2025				2024
	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios	Segment As Reported	Non-GAAP operating adjustments		Non-GAAP Adjusted Ratios
Current accident year net loss ratio	82.4%	0.3	pts	82.7%	81.9%	0.9	pts	82.8%
Effect of prior accident years’ reserve development	(6.3%)	(0.5	pts)	(6.8%)	(2.0%)	(0.3	pts)	(2.3%)
Net loss ratio	76.1%	(0.2	pts)	75.9%	79.9%	0.6	pts	80.5%
Underwriting expense ratio	26.4%	(0.1	pts)	26.3%	27.4%	—	pts	27.4%
Combined ratio	102.5%	(0.3	pts)	102.2%	107.3%	0.6	pts	107.9%
Non-GAAP Operating ROE
The following table is a reconciliation of ROE to Non-GAAP operating ROE for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30		Six Months Ended June 30
	2025	2024	2025	2024
ROE(1)	7.0%	5.5%	2.6%	3.6%
Effect of items excluded in the calculation of Non-GAAP operating ROE	1.5%	(1.6%)	2.8%	(1.1%)
Non-GAAP operating ROE	8.5%	3.9%	5.4%	2.5%
(1) Annualized. Refer to our June 30, 2025 report on Form 10-Q under the heading “Non-GAAP Operating ROE” in the Executive Summary of Operations section for details on our calculation.
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Non-GAAP Adjusted Book Value per Share
The following table is a reconciliation of our book value per share to Non-GAAP adjusted book value per share at June 30, 2025 and December 31, 2024:

Book Value Per Share
Book Value Per Share at December 31, 2024	$23.49
Less: AOCI Per Share(1)	(3.37)
Non-GAAP Adjusted Book Value Per Share at December 31, 2024	26.86
Increase (decrease) to Non-GAAP Adjusted Book Value Per Share during the six months ended June 30, 2025 attributable to:
Net income (loss)	0.31
Other(2)	(0.10)
Non-GAAP Adjusted Book Value Per Share at June 30, 2025	27.07
Add: AOCI Per Share(1)	(2.27)
Book Value Per Share at June 30, 2025	$24.80
(1) Primarily the impact of accumulated unrealized investment gains (losses) on our available-for-sale fixed maturity investments. See Note 9 of the Notes to Condensed Consolidated Financial Statements in our June 30, 2025 report on Form 10-Q for additional information.

(2) Primarily the impact of an increase in common shares outstanding due to share-based compensation.
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in medical professional liability and products liability for medical technology and life sciences. The Company also is a provider of workers’ compensation insurance in the eastern U.S. ProAssurance Group is rated “A” (Excellent) by AM Best.
For the latest on ProAssurance and its industry-leading suite of products and services, cutting-edge risk management and practice enhancement programs, visit our website at https://ProAssuranceGroup.com with investor content available at https://Investor.ProAssurance.com. Our YouTube channel regularly presents insightful videos that communicate effective practice management, patient safety and risk management strategies.
Forward-Looking Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “hope,” “hopeful,” “likely,” "may," "optimistic," "possible," "potential," "preliminary," "project," "should," "will," “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: (i) the completion of the proposed transaction on the anticipated terms and timing, (ii) the satisfaction of other conditions to the completion of the proposed transaction, including obtaining required shareholder and regulatory approvals; (iii) the risk that ProAssurance Corporation’s stock price may fluctuate during the pendency of the proposed transaction and may decline if the proposed transaction is not completed; (iv) potential litigation relating to the proposed transaction that could be instituted against ProAssurance Corporation or its directors, managers or officers, including the effects of any outcomes related thereto; (v) the risk that disruptions from the proposed transaction will harm ProAssurance Corporation’s business, including current plans and operations, including during the pendency of the proposed transaction; (vi) the ability of ProAssurance Corporation to retain and hire key personnel; (vii) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments; (x) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect ProAssurance Corporation’s financial performance; (xi) certain restrictions during the pendency of the proposed transaction that may impact ProAssurance Corporation’s ability to pursue certain business opportunities or strategic transactions; (xii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or global pandemics, as well as management’s response to any of the aforementioned factors; (xiii) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiv) unexpected costs, liabilities or
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delays associated with the transaction; (xv) the response of competitors to the transaction; (xvi) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring ProAssurance Corporation to pay a termination fee ; and (xvii) other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequent filings with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

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